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                     CONSENT NUMBER 6 AND SECOND AMENDMENT

              CONSENT NUMBER 6 AND SECOND AMENDMENT, dated as of Decmeber 12, 1996 (this "Amendment"), to the Credit Agreement, dated as June 29, 1994 (the "Credit Agreement"), among Pneumo Abex Corporation (as successor by merger to Mafco Worldwide Corporation; the "Company"), the financial institutions from time to time parties thereto (the "Banks") and The Chase Manhattan Bank (as successor by merger to The Chase Manhattan Bank, N.A.), as agent (in such capacity, the "Agent").

                                  WITNESSETH:

              WHEREAS, the Company is a party to the Credit Agreement;

              WHEREAS, Power Control Technologies Inc., the indirect parent of the Company ("PCT"), intends to organize EVD holdings Inc., a Delaware corporation ("US Holdings"), as a new Subsidiary and to cause EVD Holdings Inc. to organize EVD Holdings France S.A., a French societe anonyme ("French Holdings"), as a new Subsidiary;

              WHEREAS, following such organization, PCT will contribute all of the issued and outstanding capital stock of US Holdings to the Company and French Holdings intends to acquire all of the issued and outstanding capital stock of Extraits Vegetaux et Derives, S.A. (the "Intercompany Transfer") for aggregate consideration of French Francs 157,500,000, a portion of which shall be paid with available cash and the remainder of which shall be paid with a promissory note of French Holdings (the "Intercompany Loan");

              WHEREAS, the Company has requested that the Agent and the Banks agree to amend certain provisions of the Credit Agreement and otherwise grant certain consents in order to permit such transactions and certain other transactions, as more fully described herein;

              WHEREAS, the Agent and the Banks are willing to agree to such amendments and to grant such consents, but only upon the terms, and subject to the conditions, set forth herein;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Banks and the Agent hereby agree as follows:

              1. Definitions. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

              2. Amendment of Section 8.07. Section 8.07 of the Credit Agreement hereby is amended by:

(a)    deleting the word "and" which appears at the end of clause (g) thereof;


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(b)    deleting the period which appears at the end of clause (h) thereof substituting therefor a semi-colon followed by the word "and"; and

(c)    inserting therein the following new clause (i) thereof:

                      (i) Indebtedness of EVD Holdings France S.A. to the
                 Company in consideration for the purchase by EVD Holdings France S.A. from the Company of all of the issued and outstanding capital stock of Extraits Vegetaux et Derives, S. A.

              3. Amendment of Section 8.08. Section 8.08 of the credit Agreement hereby is amended by:

(a)    deleting the word "and" which appears at the end of clause (k) thereof;

(b) deleting the period which appears at the end of clause (l) thereof and substituting therefor a semi-colon followed by the word "and"; and

(c)    inserting therein the following new clause (m) thereof:

                      (m) Investments not to exceed French Francs 157,500,000
                 by EVD Holdings France S.A. in capital stock of Extraits Vegetaux et Derives, S. A.

              4. Amendment of Section 8.11. Section 8.11 of the Credit Agreement hereby is amended by inserting the following therein immediately before the period at the end thereof:

                 provided that the Company and its Subsidiaries may make up to $500,000 in the aggregate of additional Consolidated Capital Expenditures in Extraits Vegetaux et Derives, S. A. during the 1997 fiscal year of the Company

              5. Consent to Intercompany Transactions. The Agent and the Banks hereby (i) consent to the consummation of the Intercompany Transfer and the Intercompany Loan and (ii) waive compliance with the provisions of Sections 8.05, 8.07, 8.08 and 8.15 of the Credit Agreement to the extent and only to the extent necessary to permit the Intercompany Transfer and the Intercomany Loan.

              6. Consent to Release. (a) The Banks hereby consent that the Agent may release its security interest in the capital stock of Extraits Vegetaux et Derives, S. A. and hereby acknowledge and agree that such release shall become effective, without any further consent or instrument, upon the effectiveness of this Amendment. In furtherance of the foregoing, the Banks hereby authorize and instruct the Agent to execute and deliver to the Company and its Subsidiaries such instruments, documents and agreements as may be required to evidence such release.

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              (b) The Banks hereby consent that the Company shall not be required to pledge (or to cause US Holdings to pledge) any of the capital stock of French Holdings to secure the obligations of the Company under the Credit Agreement; provided that, on or prior to February 28, 1997, (i) US Holdings shall have executed and delivered to the Agent a guarantee, in form and substance reasonably satisfactory to the Agent, of the obligations of the Company under the Credit Agreement, (ii) US Holdings shall have granted to the Agent a first priority, perfected security interest in all of its material assets (other than the capital stock of French Holdings) and (iii) the Company shall have granted to the Administrative Agent, for the benefit of the Banks, a first priority, perfected security interest in all of the issued and outstanding capital stock of US Holdings.

              7. Additional Event of Default. The Company hereby agrees that it shall be an Event of Default for the purposes under the Credit Agreement and the other Basic Documents if all principal, interest and other amounts owing in respect of the Tranche A Term Loans and Tranche B Term Loans shall not have been paid in full on or prior to December 31, 1996.

              8. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that the Agent shall have received counterparts of this Amendment, duly executed by the Company and the Majority Banks.

              9. Representations and Warranties. The Company, as of the date hereof and after giving effect to the consents and waivers contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 7 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

              10. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 9 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents nor constitute a waiver or amendment of any provisions of any of the Credit Documents. Except as expressly modified herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

              11. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed



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counterpart delivered by facsimile transmission shall
be effective as for all purposes hereof.

              12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  PNEUMO ABEX CORPORATION (as successor by merger to Mafco Worldwide Corporation)

                                  By: /s/ Glenn P. Dickes
                                     ---------------------------------------
                                        Name: Glenn P. Dickes
                                        Title:. Vice President


                                  THE CHASE MANHATTAN BANK (as successor by merger to The Chase Manhattan Bank, N.A.), as Agent and as a Bank

                                  By: /s/ Neil R. Boylan
                                     ---------------------------------------
                                        Name: Neil R. Boylan
                                        Title: Vice President


                                  THE FIRST NATIONAL BANK OF BOSTON

                                  By: /s/ Andrew A. Doherty
                                     ---------------------------------------
                                        Name: Andrew A. Doherty
                                        Title: Vice President


                                  MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                                  By: /s/ Anthony R. Clemente
                                     ---------------------------------------
                                        Name: Anthony R. Clemente
                                        Title: Authorized Signatory


                                  BANQUE FRANCAISE DU COMMERCE EXTERIEUR

                                  By: /s/
                                     ---------------------------------------
                                        Name:
                                        Title:

                                    RELEASE

              RELEASE, dated as of December 20, 1996, made by The Chase Manhattan Bank (as successor by merger to the Chase Manhattan Bank, N. A.), as agent (in such capacity, the "Agent") pursuant to the Credit Agreement described below, in favor of MAFCO INTERNATIONAL INC., a Delaware corporation (the "Pledgor") and EXTRAITS VEGETEAUX ET DERIVES, S.A., a French societe anonyme (the "Issuer"). Unless otherwise defined herein, capitalized terms which are used herein and are defined in the Credit Agreement are used herein as therein defined.

                                  WITNESSETH:

              WHEREAS, the Agent is a party to the Credit Agreement, dated as of June 29, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Pneumo Abex Corporation (as successor by merger to Mafco Worldwide Corporation; the "Company"), the banks and other financial institutions parties thereto and the Agent;

              WHEREAS, pursuant to the Credit Agreement, the Pledgor, which is a wholly owned Subsidiary of the Company, granted to the Agent a security interest in certain of the capital stock of the Issuer (the "Pledged Shares");

              NOW, THEREFORE, in consideration of the premises:

              1. Release of Security Interests in Pledged Shares. The Agent does hereby release its security interest in the Pledged Shares, with such release being made without representation, warranty or recourse, express or implied.

              2. Continuing Effect of Basic Documents. Except as expressly terminated and release hereby, the terms and provisions of the Credit Agreement and each of the documents executed and delivered in connection therewith (including, without limitation, each of the Security Documents) shall remain in full force and effect and are hereby ratified and confirmed.

              3. GOVERNING LAW. THIS RELEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              IN WITNESS WHEREOF, the Agent has caused this Release to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the day and year first above written.

                                      THE CHASE MANHATTAN BANK, as Agent

                                      By: /s/ Neil R. Boylan
                                         ----------------------------------
                                            Name: Neil R. Boylan
                                            Title: Vice President